                                                                   EXHIBIT 10.3


                                CONSENT AGREEMENT

         This CONSENT AGREEMENT is made this 22 day of February, 2005 by and among: (i) the National Hockey League, a joint venture organized as a not-for-profit unincorporated association (the "NHL"); (ii) Nashville Hockey Club Limited Partnership (the "Club"), Nashville Predators, LLC (the "GP"), Craig L. Leipold ("CLL"), Estate of Samuel C. Johnson ("SCJ"), Helen P. Johnson-Leipold ("HJL"), the Craig L. Leipold 2000 Special Trust f/b/o Jonathan Kyle Leipold, the Craig L. Leipold 2000 Special Trust f/b/o Christopher Louis Leipold, Linda Sturino, Jonathan Kyle Leipold, Christopher Louis Leipold, the Helen Johnson-Leipold 2000 Special Trust f/b/o Bradford Powers Leipold, the Helen Johnson-Leipold 2000 Special Trust f/b/o Samuel Curtis Johnson Leipold, and the Helen Johnson-Leipold 2000 Special Trust f/b/o Conrad Werner Leipold (the parties listed in this clause (ii), collectively, the "Club Parties"); and
(iii) Gaylord Entertainment Company f/k/a New Gaylord Entertainment Company ("Gaylord"), Gaylord Creative Group, Inc. ("GCG") and CCK Holdings, LLC (f/k/a CCK, Inc.) ("CCK Holdings" and, together with Gaylord and GCG, the "Gaylord Parties", and each of the parties listed in clauses (ii) and (iii) collectively, the "Transaction Parties").

                                   Background

         (a) (i) The Club directly owns the NHL membership known as the Nashville Predators (the "Membership").

             (ii) Pursuant to certificates of conversion filed on December 10, 2002, a Plan of Conversion of CCK, Inc. dated December 11, 2002 (the "Plan of Conversion") and an Assignment of Membership Interest dated December 11, 2002 between Gaylord and GCG (the "Assignment"), Gaylord purports to have: (A) converted CCK, Inc. into CCK Holdings, and (B) transferred all of the membership interests in CCK Holdings to GCG, its wholly-owned subsidiary (collectively, the "Reorganization").

             (iii) Pursuant to the Purchase Agreement dated February 22, 2005 among the Club, CCK Holdings and Gaylord (the "Purchase Agreement"), the Club proposes to acquire and redeem in full from CCK Holdings, in exchange for the consideration described in the Confidential Settlement Agreement and Full and Complete Release dated as of December 30, 2004 among Gaylord, CCK Holdings and the Club (the "Settlement Agreement"), all of CCK Holdings' 199 Partnership Interests in the Club (the "Purchased Interest"), which represents a 19.9% limited partnership interest in the Club (the "Redemption" and, together with the Reorganization, the "Proposed Transactions").

             (iv) Upon consummation of the Redemption, none of Gaylord, GCG, CCK Holdings, nor any of their respective affiliates, will own a direct, indirect, contingent or convertible interest in the Membership, and the direct and indirect ownership interests in the Membership will be as set forth on
Schedule 1.

         (b) The consent of the NHL Board of Governors is required for the Proposed Transactions under the NHL Rules and Agreements (as hereinafter defined).

         (c) Pursuant to the NHL Rules and Agreements, the parties have furnished to the NHL copies of all documents relating to the Proposed Transactions, a complete list of which is provided on Schedule 2 (the "Transaction Documents").

         (d) The NHL Board of Governors has approved the Proposed Transactions, subject to certain terms and conditions, including the execution and delivery of this Agreement.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. NHL Consent. Subject to the terms and conditions set forth in this Agreement, the NHL hereby consents to the Proposed Transactions. The consent granted herein is limited to the Proposed Transactions as specifically described in paragraphs (ii) and (iii) of the Background section and does not extend to any other transfer, sale, foreclosure, liquidation, wind-up, dissolution, mortgage, hypothecation, pledge or other impairment or encumbrance of any assets of, or direct or indirect ownership interests in, the Club, including, without limitation: (a) notwithstanding any previous application for NHL approval, any transfer of Samuel C. Johnson's limited partnership interests in the Club, (b) notwithstanding any previous application for NHL approval, any issuance of partnership interests in the Club made in connection with certain capital calls on or about December 4, 2001, June 12, 2002, October 24, 2002, February 12, 2003, October 1, 2003 and February 16, 2004 (the "Capital Calls"), (c) any capital contribution to the Club or to any other Transaction Party, (d) any addition, replacement or substitution of a trustee or beneficiary of any Trust (as defined in Section 5(d) below) or any other trust having a direct or indirect interest in the Club or holding an NHL-related asset, or (e) any grant, exercise, redemption or transfer of any put rights, call rights, options, warrants, redemption rights or similar rights, or rights to change the management (or the composition or control of any managing board) or voting rights with respect to any Transaction Party (collectively, including the Capital Calls, "Additional Transactions"), in each case, whether or not contemplated by the Transaction Documents.

         2. Performance of Agreements. The Transaction Parties agree to perform all of the terms and conditions of the Transaction Documents applicable to each of them, provided that if there is any conflict between their obligations under the Transaction Documents and their obligations under the NHL Rules and Agreements (including, without limitation, this Agreement), their obligations under the NHL Rules and Agreements (including, without limitation, this Agreement) shall prevail. The Transaction Parties jointly and severally agree that, notwithstanding anything to the contrary in any Transaction Document, they will not take any action that adversely affects the Club or impairs the debts, liabilities and obligations of the Club.

         3. NHL Rules and Agreements.

         (a) The Club Parties jointly and severally agree to be bound by and adhere to all of the terms and provisions of, and to cause their respective affiliates to comply with: (A) the NHL Constitution, (B) the NHL Bylaws, (C) the Expansion Agreement dated June 25, 1997, as amended by the Letter Agreement dated May 1, 1998 (as amended, the "Expansion Agreement") and the Writings referred to therein, (D) the governing documents of each of the NHL, NHL

Enterprises, L.P., NHL Enterprises Canada, L.P., NHL Enterprises, Inc., National Hockey League Enterprises Canada, Inc., Intra-Continental Ensurers, Limited, any entity that may be formed by the NHL member clubs (the "Member Clubs") generally after the date of this Agreement, and each of their respective affiliates (together with the NHL, the "NHL Entities"), (E) the rules, regulations, memoranda, resolutions, policies, procedures, interpretations and directives of the governing body of each of the NHL Entities (including, without limitation, the NHL Board of Governors) and the NHL Commissioner (the "Commissioner"), (F) the letter agreement dated September 1, 2004 among the NHL, the Club, Citibank USA, Inc., and others (the "Lender Agreement"), (G) any other Consent Agreement among the NHL, the Club and one or more of the Transaction Parties, and (H) any agreements and arrangements to which the Member Clubs generally or any of the NHL Entities are (or after the date of this Agreement may become) subject or by which they or their assets are (or after the date of this Agreement may become) bound, including, without limitation, the current and/or future collective bargaining agreements between the NHL and the National Hockey League Players' Association and between the NHL and the National Hockey League Officials' Association and all other agreements, consent agreements, decrees, cooperation agreements and settlement agreements presently or hereafter in effect between or among the NHL Entities, the Member Clubs and/or third parties (including, without limitation, this Agreement); in each case as they may be amended or adopted from time to time and including the Commissioner's interpretation thereof and the custom and practice thereunder (collectively, the "NHL Rules and Agreements").

         (b) The Transaction Parties jointly and severally agree not to take or support, and to cause their respective affiliates not to take or support, any position or action which may be inconsistent with any of the NHL Rules and Agreements or which may have a material adverse impact on any of the NHL Entities or the other Member Clubs.

         (c) Without limiting the generality of their respective covenants in
Section 6, the Transaction Parties jointly and severally agree not to challenge, and to cause their respective affiliates not to challenge, at any time or in any forum, any aspect of the NHL Rules and Agreements, which they have reviewed in their current form and agree are fair and reasonable.

         4. Ownership, Control and Capital Structure.

         (a) The Club Parties jointly and severally represent to the NHL that CLL is the chief executive officer and Governor of the Club, and that he is responsible for and has the authority to manage the business and affairs of the Club. The Club shall notify the Commissioner of any change in its Governor, which change shall be reasonably satisfactory to the Commissioner. The NHL Entities and Member Clubs may rely upon as binding upon the Club and the other Transaction Parties any action of the Club's Governor with respect to any communication, agreement, understanding, action, consent or other transaction with or concerning the NHL Entities, the Member Clubs or their respective affiliates.

         (b) The Club Parties acknowledge and agree that:

             (i) Any proposed sale, assignment, pledge, encumbrance or other transfer of any assets of or direct or indirect ownership interests in the Club (no matter how small the interest), including, without limitation, any Additional Transaction, shall require prior approval in accordance with the NHL Rules and Agreements and, as a condition precedent to such transfer, the Club, each transferring owner, each transferee and such other parties as the NHL shall determine in its sole discretion, shall be required to execute and deliver a consent agreement with the NHL in the form of this Agreement or such other form as may then be required by the NHL in its sole discretion.

             (ii) Except as provided in the Lender Agreement, neither the Club nor any of its direct or indirect owners (including the Club Parties) has previously pledged, or shall pledge, the Membership, any of their direct or indirect interests therein or any other hockey-related assets to secure any debt obligation, or increase any approved secured debt obligation, without obtaining the prior written approval of the Commissioner, which approval may be withheld in the Commissioner's sole discretion, and without entering into (and causing the applicable lender to enter into) a lender letter agreement in form and substance satisfactory to the Commissioner.

             (iii) No Transaction Document shall be rescinded, canceled, terminated or amended in any respect which may or will affect the conditions, obligations or duties set forth in this Agreement or under the NHL Rules and Agreements or adversely affect the interests of the NHL Entities or the Member Clubs without the prior written approval of the Commissioner, which approval may be withheld in the Commissioner's sole discretion. The Commissioner shall be notified in writing of any proposed change, whether or not the Commissioner has consent rights with respect to the change, at least ten days before such change is affected.

             (iv) Without limiting the provisions of subsection (i) above, the Club Parties shall not, nor shall they cause or permit, without the prior written approval of the NHL, which approval may be withheld in the NHL's sole discretion:

                  (A) the Club to change its status as a limited partnership, the GP to change its status as a limited liability company, or any other Club Party to change its status as a corporation, limited partnership, limited liability company or trust, as the case may be;

                  (B) the Club, the GP or any other Club Party to liquidate, dissolve or transfer a substantial part of its assets to another entity if such assets include an interest in, or as used in the operation of, the Membership;

                  (C) a change in the general partner of the Club or in the management authority of such general partner, whether or not presently provided in the Agreement of Limited Partnership of the Club (the "Partnership Agreement"), or a change in ownership or control of any other Club Party; or

                  (D) any transfer or other transaction that will result in a change, directly or indirectly, in the ownership or management of the Membership or any Club Party.

             (v) Each of the Club Parties that is an entity agrees that its stock certificate, membership certificate, partnership certificate or other document evidencing ownership, if any, bears a legend substantially as follows:

                  "The transfer, pledge or other disposition of [this partnership interest][this membership interest][the stock reflected by this certificate] is subject to the prior written approval and consent of the National Hockey League pursuant to the NHL Constitution and Bylaws and a certain Consent Agreement dated _______, with the NHL."

         (c) The Club Parties jointly and severally represent and warrant to the NHL as follows:

             (i) Any beneficiary of a Trust who has not executed this Agreement (including, without limitation, Samuel Curtis Johnson Leipold, Bradford Powers Leipold and Conrad Werner Leipold) is a minor who is legally incapable of entering into enforceable agreements. When any such beneficiary attains the age of majority, the Club Parties will cause such beneficiary to execute a counterparty to this Agreement by which such beneficiary agrees to be bound by each of the terms of this Agreement applicable to Club Parties.

             (ii) Except as described on Schedule 4(c)(ii), no Club Party presently has any intention of selling any part of his or its interest in the Club, whether direct or indirect, or any of the assets of the Club, and there are no options, warrants, put or call rights or any other rights of acquisition or conversion that would entitle any person or entity to acquire any direct or indirect interest, whether equity or otherwise, in the Club.

             (iii) None of the Club Parties has received any representation, commitment, promise, assurance or other indication of any kind with respect to any future transfer of direct or indirect ownership or change in location of the Membership.

         5. Representations and Warranties. The Transaction Parties jointly and severally represent and warrant to the NHL as follows:

         (a) Each of the Transaction Parties that is an entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has the power and authority to own, operate and lease its properties and to carry on its business.

         (b) Each of the Transaction Parties has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

         (c) This Agreement constitutes a legal, valid and binding obligation of each Transaction Party, enforceable against each of them in accordance with its terms.

         (d) Schedule 1 truly, accurately and completely sets forth the direct and indirect ownership interests of the Club and each of its direct and indirect owners as of the date hereof immediately following the consummation of the Proposed Transactions, including each trustee and beneficiary of any trust that owns a direct or indirect interest in the Club (a "Trust").

         (e) On or about January 11, 2005, Gaylord's representatives first advised the NHL and the Club that: (i) CCK, Inc. was converted into CCK Holdings on December 10, 2002, (ii) CCK Holdings is a limited liability company organized under the laws of the State of Delaware, (iii) on December 11, 2002, Gaylord transferred all of the membership interests in CCK Holdings to GCG in accordance with the terms of the Assignment, and (iv) at all times since December 11, 2002, Gaylord has directly owned all of the outstanding capital stock of GCG and GCG has directly owned all of the membership interests of CCK Holdings; all of which required NHL approval under the Expansion Agreement and the NHL Rules (as defined therein) prior to the consummation thereof, and, to the extent that such transactions were in fact consummated, such consummation would constitute a breach of the Expansion Agreement and a violation of the NHL Rules. Immediately prior to the consummation of the Redemption, (x) CCK Holdings directly owned the Purchased Interest, and (y) except for GCG and CCK Holdings, no other subsidiary or affiliate of Gaylord owned any direct or indirect interest in the Club. Immediately following the consummation of the Redemption, neither Gaylord, GCG, CCK Holdings nor any of their respective affiliates will own any direct, indirect, convertible or contingent interest in the Club.

         (f) The ownership interests described in Schedule 1 are validly issued and fully paid and are held free and clear of any liens, security interests, pleadings, charges, encumbrances or claims of liability, except as provided in the Lender Agreement.

         (g) The transactions contemplated by the Transaction Documents will not adversely affect the Membership or the operation or financial condition of the Membership and will not in any way impair or adversely affect any debts, liabilities or obligations of the Transaction Parties to any other party, including, without limitation, to any of the NHL Entities or other Member Clubs or to any players, coaches or other personnel.

         (h) All consents, waivers, approvals, orders and authorizations of any persons or entities or governmental or regulatory authorities that are required in connection with the Proposed Transactions have been obtained and are in full force and effect, and all registrations, declarations, filings or recordings with any such authorities have been made.

         (i) Each of the Transaction Parties has performed in all material respects all obligations required to be performed by it to date with respect to the Proposed Transactions and none of them is in default in any respect under any contract, agreement, lease, or other instrument relating to the same to which it is a party or by which it is bound. True and complete copies of all documents described or referred to herein or in any schedule attached hereto, including, without limitation, the Transaction Documents, have been delivered to the NHL. The

Transaction Documents constitute all of the material documents relating to the Proposed Transactions. All information furnished by or on behalf of the Transaction Parties in connection with the request for approval of the Proposed Transactions is true and correct in all material respects and has not contained any material misstatement or omitted any material statement which would make such information not misleading.

         (j) The execution and delivery of the Transaction Documents and this Agreement, and compliance with the terms thereof and hereof by each Transaction Party, will not conflict with, or result in the breach of, any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of any of them pursuant to, any indenture, mortgage, lease, agreement or other instrument to which any of them is a party or by which any of them is bound.

         (k) There is no action, suit or proceeding pending or, to the best of the knowledge of any Transaction Party, threatened against any Transaction Party any other party which could reasonably be expected to result in any adverse judgment or liability not fully covered by insurance or which may have a material adverse effect on the business, properties or assets or in the condition, financial or otherwise, or public image of the Membership or any Transaction Party or which may prevent or impede the consummation of any of the Proposed Transactions. There is no order, writ, injunction or decree that has been issued by, or, to the knowledge of any Transaction Party, requested by, any court or governmental agency which does or may have any material adverse effect on the business, properties or assets or in the condition, financial or otherwise, or public image of the Membership or any Transaction Party or which may prevent or impede the consummation of any of the Proposed Transactions.

         (l) To the best of the knowledge of each of the Transaction Parties, each is in compliance in all material respects with all applicable laws, regulations and ordinances and all orders, judgments and decrees of any governmental authority.

         (m) Except as provided in the Lender Agreement, none of the assets of or direct or indirect ownership interests in the Club (including, without limitation, the Purchased Interest or any portion thereof) is pledged to secure any debt or obligation of any person or entity. The Membership and all other hockey-related assets are owned directly by the Club.

         (n) If the Capital Calls had previously been consummated (it being acknowledged and agreed by the Transaction Parties that: (i) none of the Capital Calls has previously been approved by the NHL, and (ii) under the Expansion Agreement and the NHL Rules (as defined therein), the Capital Calls must be approved by the NHL as a condition precedent to their consummation), CCK Holdings' 199 Partnership Interests in the Club would represent an approximately 10.10% limited partnership interest in the Club.

         6. Release and Limitation of Liability.

         (a) In partial consideration for the NHL providing the consents contained herein, the Transaction Parties, on their own behalf and on behalf of their respective affiliates, heirs, executors, administrators, trustees, legal representatives, successors and assigns, hereby forever release and discharge each of the NHL Entities and Member Clubs (except the Club, but including all future member clubs of the NHL) and each of their respective predecessors, affiliates, successors and assigns, and each of their respective past, present or future, direct or indirect, owners, partners, shareholders, members, managers, directors, officers, agents, trustees, employees, affiliates, subsidiaries and governors (whether acting as agents for the NHL Entities, Member Clubs or in their individual capacities) (collectively, "Affiliated NHL Parties") from any and all claims, demands, causes of action and liabilities of any kind (upon any legal or equitable theory, whether contractual, common-law, statutory, decisional, Canadian, United States, foreign, state, provincial, local or otherwise), whether known or unknown (collectively, "Claims"), by reason of any act, omission, transaction or occurrence taken or occurring at any time up to and including the date of this Agreement (including, without limitation, any Claims, facts or circumstances arising from or attributable or relating to the Litigation (as defined in the Settlement Agreement), including the parties' failure to consummate CCK Holdings's exercise of its put option under the Partnership Agreement (the "Put Option")), except for those amounts, if any, which may be due to the Club in the ordinary course of NHL business.

         (b) The Affiliated NHL Parties shall have no liability to the Transaction Parties for any actions taken or not taken following the date hereof on behalf of an NHL Entity or a Member Club or otherwise in connection with the business of the NHL, provided that such actions do not constitute willful misconduct. Accordingly, the Transaction Parties, on their own behalf and on behalf of their respective affiliates, heirs, executors, administrators, trustees, legal representatives, successors and assigns: (i) covenant not to sue any Affiliated NHL Party in connection with or assert, and agree to cause their respective affiliates not to sue any Affiliated NHL Party in connection with or assert, any claims, demands, causes of action or liabilities of any kind which they or any other party may hereafter have in connection with any acts taken or not taken following the date of this Agreement by any Affiliated NHL Party, provided that such actions are taken by the Affiliated NHL Party on behalf of an NHL Entity or a Member Club and do not constitute willful misconduct on the part of the Affiliated NHL Party taking such action, and (ii) release and indemnify, and agree to cause their respective affiliates to release and indemnify, the Affiliated NHL Parties from such claims, demands, causes of action, and liabilities.

         (c) Without limiting any other rights the Affiliated NHL Parties may have, and without limiting any Transaction Party's affirmative obligation to pay the amounts referenced in this Agreement, the Transaction Parties jointly and severally agree to indemnify and hold harmless each of the Affiliated NHL Parties from and against any and all losses, obligations, claims, liabilities, fines, penalties, damages, costs and expenses (including, without limitation, reasonable costs of investigation and settlement and attorneys' fees, including in actions between any of such parties and any of the Affiliated NHL Parties) (collectively, "Losses") incurred or required to be paid by an Affiliated NHL Party, arising out of, attributable to or relating to: (i) the proposed exercise of the Put Option or any transaction related to the Put Option or CCK Holdings' exercise thereof, (ii) any Proposed Transaction or any other transaction contemplated in the Transaction Documents or relating to any Proposed Transaction (including, without limitation, any of the transactions contemplated by the Settlement Agreement), (iii) any breach of any warranty or covenant or any misrepresentation in this Agreement by any Transaction Party, or (iv) any act, omission, liability or obligation (including, without limitation, all obligations set forth in this Agreement) of any Transaction Party or any of their respective past, present or future, direct or indirect, owners, partners, shareholders, members, managers, directors, officers, agents, trustees, employees, affiliates, subsidiaries and governors.

         (d) Nothing contained in this Agreement shall be, or be construed or deemed to be, a subordination by any NHL Entity of such NHL Entity's rights: (i) to receive payments on account of indebtedness or liabilities now or hereafter owing to any NHL Entity by the Club or any other person or entity or (ii) to defer or off-set any distribution to the Club; all of such rights hereby being confirmed and affirmed. Nothing in this Agreement shall be construed in any respect as a guaranty or indemnity by any NHL Entity, or any of the Member Clubs, of any debts, liabilities or obligations of any Transaction Party or any other party.

         7. Additional Provisions.

         (a) The Transaction Parties agree, in accordance with the third paragraph of Article 3.5 of the NHL Constitution, that all legal fees and costs incurred by the NHL with respect to the Proposed Transactions shall be charged to the Club and shall be the obligation of the Club.

         (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including but not limited to, any corporation or other business entity into which any party shall be merged, consolidated or amalgamated or to which substantially all of the assets of a party shall be transferred, in each case in accordance with the NHL Rules and Agreements. No Transaction Party may assign any of its rights or delegate any of its duties under this Agreement without the written consent of the NHL. Notwithstanding anything in any Transaction Document to the contrary, any dispute between or among the parties relating to the subject matter hereof shall be deemed to be a dispute which shall be resolved in accordance with
Section 6.3 of the NHL Constitution and the Commissioner shall have full and exclusive jurisdiction and authority to arbitrate and resolve such dispute.

         (c) Any notice or other communication under this Agreement shall be in writing and shall be considered given when delivered personally or sent by facsimile (with a copy by any other means permitted for the giving of notices under this section), one day after being sent by a reputable overnight courier, or three days after being mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

         If to the NHL or the                  National Hockey League
            Commissioner:                      1251 Avenue of the Americas
                                               New York, New York 10020-1198
                                               Attention: General Counsel
                                               Facsimile: (212) 789-2050
         with a copy to:                 Proskauer Rose LLP
                                         1585 Broadway
                                         New York, New York 10036
                                         Attention: Wayne D. Katz, Esq.
                                         Facsimile: (212) 969-2900

         If to any Club Party:           c/o Nashville Predators
                                         501 Broadway
                                         Nashville, Tennessee 37203
                                         Attention: Craig L. Leipold
                                         Facsimile: (615) 770-2309

         with a copy to:                 Sherrard & Roe PLC
                                         424 Church Street, Suite 2000
                                         Nashville, Tennessee  37219
                                         Attention: Christopher C. Whitson, Esq.
                                         Facsimile: (615) 742-4539

         with an additional copy,        McDermott, Will & Emery
         in the case of any Club         227 West Monroe
         Party other than the Club,      Chicago, Illinois 60606-5096
         the GP, CLL or HJL, to:         Attention: William J. Butler, Esq.
                                         Facsimile: (312) 984-7700

         If to any Gaylord Party:        c/o Gaylord Entertainment Company
                                         One Gaylord Drive
                                         Nashville, Tennessee
                                         Attention:  Carter Todd
                                         Facsimile: (615) 316-6544

or to such other address as a party shall designate from time to time by like notice.

         (d) Except as set forth in the following sentence, Agreement and the exhibits and schedules annexed hereto and made a part hereof contain the entire agreement among the parties with respect to the Proposed Transactions and supersede all prior agreements or understandings among the parties relating to any of the Proposed Transactions. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be construed to amend or terminate any of the terms or provisions of: (i) the Expansion Agreement and the Writings referred to therein, including, without limitation, the Guaranty dated June 25, 1997 (the "Guaranty"), except as expressly provided in Section 7(o) with respect to the Guaranty, or (ii) the Lender Agreement, each of which is hereby affirmed and confirmed and shall, subject to Section 7(o) with respect to the Guaranty, remain in full force and effect. This Agreement shall not be modified, supplemented, or terminated orally, and shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely in New York. It is acknowledged and agreed that the NHL will suffer immediate and irreparable harm in the event of a breach of this Agreement by any other party hereto of any of such party's obligations hereunder and will not have an adequate remedy at law and, therefore, the NHL shall, in addition to any other remedy available to it at law or in equity, be entitled to temporary, preliminary and permanent injunctive relief and a decree for specific performance in the event of a breach or threatened or attempted breach, without the necessity of showing any actual damage or irreparable harm or the posting of any bond or furnishing of any other security. This Agreement shall be interpreted neutrally and without regard to the party that drafted it and, in particular, no rule of construction shall be applied as against any party that would result in the resolution of an ambiguity contained herein against the drafting party.

         (e) No delay or failure on the part of any party to exercise any right, power or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver by any party of another party's compliance with the provisions of this Agreement shall be effective unless set forth in a writing signed by the party granting such waiver, and no waiver of any provision on any one occasion shall constitute a waiver of such provision or any other provision on any subsequent occasion.

         (f) Except as otherwise expressly provided in this Agreement, any representation, covenant or agreement may be waived, amended, consented to or otherwise approved by the NHL, on the one hand, and the particular party other than the NHL to which such representation, covenant or agreement applies, on the other hand, without the consent or approval of any other party. By way of illustration and not limitation, changes in any party's direct or indirect ownership of the Club may, for all purposes of this Agreement, be consented to by such party and the NHL without the consent of any other party.

         (g) The Transaction Parties acknowledge and agree that the failure by any Transaction Party to comply with any of the provisions of this Agreement shall constitute a material breach of this Agreement which entitles the NHL to take action permitted by the NHL Rules and Agreements and/or this Agreement. Said action includes, in addition to any and all other rights to which the NHL shall be entitled under this Agreement or otherwise, the right of the NHL to commence termination proceedings under Article III of the NHL Constitution and such other remedies as may be provided by law or in equity for the breach of a material obligation. No party shall attempt to prevent the NHL's exercise of such rights on the basis that the NHL cannot exercise dominion or control over its allocable share of the rights or assets that are the subject of the NHL's actions because it was not the breaching party.

         (h) The Transaction Parties acknowledge and agree that the NHL has reviewed the Transaction Documents that have been supplied to it for certain limited purposes only and that the NHL is not charged with knowledge of, or deemed to have any independent obligations under, any of the Transaction Documents. Notwithstanding anything contained in any Transaction Document (whether to the contrary or otherwise), in the event of any conflict or ambiguity between any term or provision contained in this Agreement and any term or provision of any Transaction Document, the terms of this Agreement shall control and all such conflicts or ambiguities shall be resolved in a manner that will provide the NHL with the maximum protection that may be afforded to it.

         (i) The section headings of this Agreement are for convenience of reference only and shall be given no effect in the construction or interpretation of this Agreement.

         (j) This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except for the NHL Entities and as provided in Section 6).

         (k) If any provision of this Agreement shall be deemed invalid or unenforceable by a court having jurisdiction, the balance of this Agreement shall remain in effect and shall be enforced to the maximum extent permitted by law.

         (l) As used in this Agreement, the term "affiliate" means, with respect to a specified person or entity: (i) any other person or entity directly or indirectly controlled by, controlling, or under common control with the specified person or entity, and (ii) any family member of the specified person or trust for the benefit of one or more family members of the specified person.

         (m) Subject to the last sentence of Section 7(b), the courts of New York State located in New York County and the United States District Court for the Southern District of New York located in New York County shall have exclusive jurisdiction over the parties (and the subject matter) with respect to any dispute or controversy arising under or in connection with this Agreement, and by execution of this Agreement, each Transaction Party submits to and accepts the exclusive jurisdiction of those courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement or any matter affecting the Club, in general. A summons or complaint in any such action or proceeding may be served in accordance with Section 7(c). Each Transaction Party irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it or he may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction.

         (n) Whenever the context may require, any pronoun shall include the corresponding masculine and feminine forms.

         (o) Notwithstanding anything to the contrary in the Guaranty, neither Gaylord nor CCK Holdings shall be responsible under the Guaranty for any debt, obligation or liability of the Club that arises from any act, omission or circumstance that occurs after the date hereof.

         (p) This Agreement may be executed in counterparts, which together shall constitute one and the same instrument.


                                   NATIONAL HOCKEY LEAGUE


                                   By: /s/ David Zimmerman
                                      -----------------------------------
                                   Name: David Zimmerman
                                   Title: Senior Vice President
                                          General Counsel


                                   Transaction Parties:


                                   NASHVILLE HOCKEY CLUB LIMITED
                                   PARTNERSHIP

                                   By:  Nashville Predators, LLC, its
                                        general partner


                                   By: /s/ Edward F. Lang
                                      --------------------------------------
                                   Name: Edward F. Lang
                                   Title: EVP


                                   NASHVILLE PREDATORS, LLC


                                   By: /s/ Edward F. Lang
                                      --------------------------------------
                                   Name: Edward F. Lang
                                   Title: EVP


                                   /s/ Craig L. Leipold
                                   -----------------------------------------
                                   Craig L. Leipold


                                   ESTATE OF SAMUEL JOHNSON


                                   By: /s/ Imogene P. Johnson
                                      --------------------------------------
                                   Name: Imogene P. Johnson
                                   Title: Co-Trustee/Co Personal Representative
                                          Johnson Bank as Co-Trustee/Co Personal
                                          Representative


                                    By: /s/ Brian Lucareli
                                      --------------------------------------
                                         Authorized Officer

                                       /s/ Helen P. Johnson Leipold
                                       -----------------------------------------
                                       Helen P. Johnson Leipold


                                       /s/ Jonathan Kyle Leipold
                                       -----------------------------------------
                                       Jonathan Kyle Leipold


                                       /s/ Chris Leipold
                                       -----------------------------------------
                                       Chris Leipold


                                       /s/ Linda Sturino
                                       -----------------------------------------
                                       Linda Sturino


                                       THE CRAIG L. LEIPOLD 2000 SPECIAL TRUST
                                       F.B.O. JONATHAN KYLE LEIPOLD


                                       By: /s/ Linda Sturino
                                          --------------------------------------
                                       Name:  Linda Sturino
                                       Title: Trustee


                                       THE CRAIG L. LEIPOLD 2000 SPECIAL TRUST
                                       F.B.O. CHRISTOPHER LOUIS LEIPOLD


                                       By: /s/ Linda Sturino
                                          --------------------------------------
                                       Name:  Linda Sturino
                                       Title: Trustee


                                       THE HELEN JOHNSON-LEIPOLD 2000
                                       SPECIAL TRUST F/B/O CONRAD WERNER LEIPOLD


                                       By: /s/ Linda Sturino
                                          --------------------------------------
                                       Name:  Linda Sturino
                                       Title: Trustee

                                       THE HELEN JOHNSON-LEIPOLD 2000
                                       SPECIAL TRUST F/B/O SAMUEL CURTIS
                                       JOHNSON LEIPOLD

                                       By: /s/ Linda Sturino
                                           -------------------------------------
                                       Name:  Linda Sturino
                                       Title: Trustee


                                       THE HELEN JOHNSON-LEIPOLD 2000
                                       SPECIAL TRUST F/B/O BRADFORD POWERS
                                       LEIPOLD


                                       By: /s/ Linda Sturino
                                          --------------------------------------
                                       Name:  Linda Sturino
                                       Title: Trustee


                                       GAYLORD ENTERTAINMENT COMPANY


                                       By: /s/ Carter R. Todd
                                          --------------------------------------
                                       Name: Carter R. Todd
                                       Title: SVP


                                       GAYLORD CREATIVE GROUP, INC.


                                       By: /s/ Carter R. Todd
                                           -------------------------------------
                                       Name: Carter R. Todd
                                       Title: VP


                                       CCK HOLDINGS, LLC


                                       By: /s/ Carter R. Todd
                                           -------------------------------------
                                       Name: Carter R. Todd
                                       Title: V.P.